EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MCGLADREY & PULLEN, LLP

The Board of Directors
inTEST Corporation:

We consent to the incorporation by reference in registration statements (No. 333-33722, No. 333-43096, No. 333-44059, No. 333-70046, No. 333-90908 and No. 333-145176) on Form S-8 of inTEST Corporation of our report dated March 31, 2010, relating to our audits of the consolidated financial statements and the financial statement schedule, which appear in this Annual Report on Form 10-K of inTEST Corporation for the year ended December 31, 2009.

/s/ McGLADREY & PULLEN, LLP

Blue Bell, Pennsylvania
March 31, 2010